Exhibit 99.1

BIOTIME, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2018

(IN THOUSANDS)

	BioTime, Inc. Consolidated, as Reported	Pro Forma Adjustments for AgeX Therapeutics, Inc., Consolidated, and the Transaction	Notes	Pro Forma
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$27,207	$(11,355)	(a)	$26,652
		10,800	(b)
Marketable equity securities	1,948	-		1,948
Trade accounts and grants receivable, net	1,693	(125)	(a)	1,568
Receivable from Juvenescence	-	10,800	(b)	10,800
Receivables from affiliates, net	2,076	54	(a)	2,130
Prepaid expenses and other current assets	1,571	(214)	(a)	1,357
Total current assets	34,495			44,455

Property, plant and equipment, net	5,014	(116)	(a)	4,898
Deposits and other long-term assets	229	(23)	(a)	206
Equity method investment in OncoCyte, at fair value	37,419	-		37,419
Equity method investment in Asterias, at fair value	29,359	-		29,359
Equity method investment in AgeX, at fair value	-	43,248	(c)	43,248
Convertible promissory note from Juvenescence	-	21,600	(b)	21,600
Intangible assets, net	5,735	(1,660)	(a)	4,075
TOTAL ASSETS	$112,251			$185,260

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$5,028	$(1,021)	(a)	$4,007
Capital lease and lease liabilities, current	225	-		225
Promissory notes	120	-		120
Deferred license and subscription revenues	367	(213)	(a)	154
Deferred grant revenues	103	-		103
Total current liabilities	5,843			4,609

LONG-TERM LIABILITIES
Deferred rent liabilities, net of current portion	189	-		189
Lease liability, net of current portion	915	-		915
Capital lease, net of current portion	116	-		116
Liability classified warrants and other long-term liabilities	437	-		437
Deferred income taxes	-	-	(d)	-
TOTAL LIABILITIES	7,500			6,266

Commitments and contingencies

SHAREHOLDERS’ EQUITY
Preferred shares, no par value, 2,000 shares authorized; none issued and outstanding as of June 30, 2018	-	-		-
Common shares, no par value, 250,000 shares authorized; 126,873 shares issued and outstanding actual and pro forma, as of June 30, 2018	383,529	-		383,529
Accumulated other comprehensive income	1,082	-		1,082
Accumulated deficit	(283,630)	77,548	(e)	(206,082)
BioTime, Inc. shareholders’ equity	100,981			178,529

Noncontrolling interest	3,770	(3,305)	(a)	465
Total shareholders’ equity	104,751			178,994

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$112,251			$185,260

BIOTIME, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2018

(IN THOUSANDS, EXCEPT PER SHARE DATA)

	BioTime, Inc. Consolidated, as Reported	Pro Forma Adjustments for AgeX Therapeutics, Inc. Consolidated	Notes	Pro Forma
REVENUES:
Grant revenue	$2,266	-		2,266
Royalties from product sales and license fees	227	-		227
Subscription and advertisement revenues	572	(572)	(f)	-
Sale of research products and services	182	(131)	(f)	51
Total revenues	3,247	(703)		2,544
Cost of sales	(215)	188	(f)	(27)
Gross profit	3,032	(515)		2,517
OPERATING EXPENSES:
Research and development	(12,293)	2,975	(g)	(9,318)
Acquired in-process research and development	(800)	800	(g)	-
General and administrative	(11,163)	2,360	(g)	(8,803)
Total operating expenses	(24,256)	6,135		(18,121)
Loss from operations	(21,224)	5,620		(15,604)
OTHER INCOME/(EXPENSES):
Interest income, net	105	(45)	(h)	60
Gain on sale of equity method investment in Ascendance	3,215	(3,215)	(h)	-
Loss on equity method investment in OncoCyte at fair value	(30,816)	-		(30,816)
Loss on equity method investment in Asterias at fair value	(19,573)	-		(19,573)
Unrealized gain on marketable equity securities	612	-		612
Other expenses, net	(663)	(160)	(h)	(823)
Total other expenses, net	(47,120)	(3,420)		(50,540)
LOSS BEFORE INCOME TAXES	(68,344)	2,200		(66,144)
Income taxes	-	-	(d)	-
NET LOSS	(68,344)	2,200		(66,144)
Net loss attributable to noncontrolling interest	581	(509)	(j)	72
NET LOSS ATTRIBUTABLE TO BIOTIME, INC.	$(67,763)	$1,691		$(66,072)
NET LOSS PER COMMON SHARE:

BASIC AND DILUTED	$(0.53)			$(0.52)
WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON STOCK OUTSTANDING:
BASIC AND DILUTED	126,871			126,871

BIOTIME, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2017

(IN THOUSANDS, EXCEPT PER SHARE DATA)

	BioTime, Inc. Consolidated, as Reported	Pro Forma Adjustments for AgeX Therapeutics, Inc. Consolidated	Notes	Pro Forma Adjustments for OncoCyte	Notes	Pro Forma
REVENUES:
Grant revenue	$1,666	$-		$-		$1,666
Royalties from product sales and license fees	389	-		-		389
Subscription and advertisement revenues	1,395	(1,395)	(f)	-		-
Sale of research products and services	8	(5)	(f)	-		3
Total revenues	3,458	(1,400)		-		2,058
Cost of sales	(168)	168	(f)	-		-
Gross profit	3,290	(1,232)		-		2,058
OPERATING EXPENSES:
Research and development	(24,024)	5,756	(g)	784	(g)	(17,484)
General and administrative	(19,922)	3,919	(g)	605	(g)	(15,398)
Total operating expenses	(43,946)	9,675		1,389		(32,882)
Gain on sale of assets	1,754	(1,754)	(g)	-	(g)	-
Loss from operations	(38,902)	6,689		1,389		(30,824)
OTHER INCOME/(EXPENSES):
Interest expense, net	(692)	12	(h)	4	(h)	(676)
Gain on deconsolidation of OncoCyte	71,697	-		-		71,697
Loss on equity method investment in OncoCyte at fair value	(2,935)	-		-		(2,935)
Loss on equity method investment in Asterias at fair value	(51,107)	-		-		(51,107)
Loss on extinguishment of related party convertible debt	(2,799)	-		-		(2,799)
Other income, net	1,449	(113)	(h)	-	(h)	1,336
Total other income, net	15,613	(101)		4		15,516
LOSS BEFORE INCOME TAXES	(23,289)	6,588		1,393		(15,308)
Income taxes	-	-	(d)	-		-
NET LOSS	(23,289)	6,588		1,393		(15,308)
Net loss attributable to noncontrolling interest	3,313	(595)	(j)	(682)	(j)	2,036
NET LOSS ATTRIBUTABLE TO BIOTIME, INC.	$(19,976)	$5,993		$711		$(13,272)
NET LOSS PER COMMON SHARE:
BASIC AND DILUTED	$(0.17)					$(0.12)

WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON STOCK OUTSTANDING:
BASIC AND DILUTED	114,476					114,476

Notes to Unaudited Pro Forma Condensed Combined Financial Information.

(a)	This adjustment reflects the deconsolidation of the consolidated assets and liabilities attributable to AgeX, including the carrying value of our noncontrolling interest in AgeX, as of June 30, 2018, in accordance with ASC 810-10-40-4(c), due to a loss of control of AgeX that occurred on August 30, 2018. The adjustment also includes $54,000 of accounts receivable by BioTime from AgeX, as of June 30, 2018, for shared services provided to AgeX pursuant to the Shared Services and Facilities Agreement with AgeX, which was eliminated in consolidation with BioTime against the same intercompany payable AgeX has to BioTime as of June 30, 2018, prior to the AgeX Deconsolidation.

(b)	This adjustment reflects the Purchase Price consideration received in the Transaction discussed in Item 1.01 of the Form 8-K filed with this exhibit. See also footnote (e).

(c)	This adjustment reflects the fair value of BioTime’s retained noncontrolling investment in AgeX on August 30, 2018, the date of the AgeX Deconsolidation. This amount was determined by multiplying the 14,416,000 shares of AgeX common stock BioTime holds on August 30, 2018 by the $3.00 per share closing price received in the Transaction on that date. Beginning on August 30, 2018, and until the completion of BioTime’s planned distribution of approximately 12.7 million shares of AgeX common stock to its shareholders (the “Distribution”), BioTime will account for the retained noncontrolling investment in AgeX under the equity method of accounting because its 40.2% retained ownership interest provides BioTime the ability to exercise significant influence, but not control, over the operating and financial policies of AgeX. In addition, because BioTime expects AgeX’s common stock to become a publicly traded security, it plans to elect the fair value option under ASC 825-10, with subsequent changes in the fair value of the investment in AgeX recorded in its consolidated statements of operations included in other income and expenses, net.

(d)	The Transaction is a taxable event for BioTime that resulted in a gross taxable gain of approximately $30.8 million, which BioTime expects to be fully offset with available current year net operating losses (NOL) and NOL carryforwards, resulting in no net income taxes due. Although the AgeX Deconsolidation on August 30, 2018 was not a taxable transaction to BioTime and did not result in a current tax payment obligation, the remaining $46.7 million unrealized financial reporting gain (see footnote (e)) on the AgeX Deconsolidation generated a pro forma deferred tax liability of $30.8 million in accordance with ASC 740, Income Taxes, with the remaining $15.9 million representing BioTime’s difference between book and tax basis of AgeX common stock on the AgeX Deconsolidation date. BioTime expects this deferred tax liability to be fully offset by a corresponding release of BioTime’s valuation allowance on deferred tax assets, resulting in no pro forma income tax provision or benefit from the AgeX Deconsolidation. The deferred tax liabilities on BioTime’s investments in Asterias Biotherapeutics, Inc. and OncoCyte Corporation at fair value, combined with the estimated deferred tax liability generated by the fair value of its retained noncontrolling investment in AgeX, are considered to be sources of taxable income as prescribed by ASC 740-10-30-17 that will more likely than not result in the realization of its deferred tax assets to the extent of those deferred tax liabilities, thereby reducing the need for a valuation allowance. See footnote (e).

(e)	This adjustment reflects the estimated, net of tax, pro forma gain of $77.5 million arising from both the Transaction which caused BioTime’s loss of control of AgeX, in accordance with GAAP, and from the resulting AgeX Deconsolidation, both occurring on August 30, 2018. This pro forma estimated, net of tax, gain was computed in accordance with ASC 810-10-40-5, as the difference between (i) the aggregate Purchase Price received in the Transaction, plus the fair value of BioTime’s retained noncontrolling investment in AgeX on August 30, 2018, plus the carrying amount of its noncontrolling interest in AgeX as of June 30, 2018, and (ii) the carrying amount of the consolidated assets and liabilities of AgeX as of June 30, 2018. The actual gain on deconsolidation, including the impact of income taxes, if any, will be determined using the aggregate Purchase Price received in the Transaction, the fair value of BioTime’s retained noncontrolling investment in AgeX on August 30, 2018 and, the actual carrying amounts of AgeX’s consolidated assets and liabilities, including the actual carrying amount of BioTime’s noncontrolling interest in AgeX and its deferred tax assets and liabilities, as of August 30, 2018, the date of the Transaction and the AgeX Deconsolidation. BioTime is not able to estimate the actual gain or the actual income tax impact on this gain, until it determines the actual balances of its carrying amounts, as applicable, as of August 30, 2018, which will be completed during the third quarter ending September 30, 2018. The actual gain, including related income taxes, if any, may differ materially from the pro forma estimated, net of tax, gain shown herein.

This pro forma estimated, net of tax, gain shown below has not been reflected in the pro forma condensed combined statements of operations because it is considered to be nonrecurring in nature.

The computation of the pro forma estimated, net of tax, gain was computed as follows (in thousands):

(i)	Retained noncontrolling investment in AgeX, at fair value, as of August 30, 2018	$43,248
	Aggregate Purchase Price received from the Transaction	43,200
	Carrying amount of BioTime noncontrolling interest in AgeX at June 30, 2018	3,305
		89,753	(i)
(ii)	Carrying amount of AgeX consolidated assets and liabilities as of June 30, 2018:
	Carrying amount of AgeX consolidated assets	13,493
	Less: Carrying amount of AgeX consolidated liabilities	1,288
	Consolidated net assets of AgeX as of June 30, 2018	12,205	(ii)

(iii)	Pro forma estimated gain on deconsolidation of AgeX before income taxes	77,548	(i) - (ii)
	Current and deferred pro forma income taxes (see footnote (d))	-
	Pro forma estimated gain on deconsolidation of AgeX, net of taxes	$77,548

(f)	This adjustment reflects the deconsolidation of consolidated revenues and cost of sales attributable to AgeX.

(g)	This adjustment reflects the deconsolidation of consolidated operating expenses attributable to AgeX for the pro forma periods presented and, as applicable, the deconsolidation of operating expenses attributable to OncoCyte for the year ended December 31, 2017. For OncoCyte, the adjustment reflects the amounts that were included in BioTime’s consolidated statements of operations during the period from January 1, 2017 through February 16, 2017, the date immediately before the OncoCyte Deconsolidation.

(h)	This adjustment reflects the deconsolidation of consolidated other income and expenses, net, attributable to AgeX for the pro forma periods presented and, as applicable, the deconsolidation of other income and expenses, net, attributable to OncoCyte for the year ended December 31, 2017. For OncoCyte, the adjustment reflects the amounts that were included in BioTime’s consolidated statements of operations during the period from January 1, 2017 through February 16, 2017, the date immediately before the OncoCyte Deconsolidation.

(i)	Not used.

(j)	This adjustment reflects the deconsolidation of consolidated net loss attributable to noncontrolling interest in AgeX for the pro forma periods presented and, as applicable, the deconsolidation of net loss attributable to noncontrolling interest in OncoCyte for the year ended December 31, 2017. For OncoCyte, the adjustment reflects the amounts that were included in BioTime’s consolidated statements of operations during the period from January 1, 2017 through February 16, 2017, the date immediately before the OncoCyte Deconsolidation.